Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) is entered into by and between DONALD KEITH MOSING (“Executive”), FRANK’S INTERNATIONAL, LLC, a Texas limited liability company (the “Employer”), and FRANK’S INTERNATIONAL N.V. (“FINV”), effective as of January 23, 2015 (the “Amendment Effective Date”). This Amendment may be executed in more than one counterpart, and such counterparts, when taken together, will constitute one Amendment.

RECITALS:

A. Executive, Employer and FINV are parties to that certain Employment Agreement dated October 30, 2014 and currently in existence as of January 23, 2015 (the “Agreement”); and

B. Executive, Employer, and FINV now desire to amend the Agreement to recognize the resignation of Executive as Chief Executive Officer and President of FINV and Employer and the appointment of Executive to serve as Executive Chairman of FINV and Employer.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, Executive, Employer and FINV agree that the Agreement is hereby amended as follows, effective as of Amendment Effective Date:

1. All references to “Chief Executive officer and President of FINV” in the Agreement shall be deemed to refer to “Executive Chairman of FINV”.

2. The entirety of Section 2.2 shall be deleted, and the following shall be added therefor:

From and after the Amendment Effective Date, the Employer shall employ Executive in the position of (a) Executive Chairman of FINV, (b) Executive Chairman of the Employer, and (c) in such other position or positions as the Employer or Supervisory Board may designate or appoint from time to time. Executive shall report to the Supervisory Board or any designated committee thereof. FINV shall use its best efforts to cause Executive to continue to be elected as Chairman of the Supervisory Board, Director, such membership and service as Chairman of the Supervisory Board, Director, to continue for so long as Executive holds the office of Executive Chairman of FINV.

3. This Amendment sets forth the entire understanding and agreement of the parties hereto regarding their agreement to amend the Agreement, and, except as set forth herein and as heretofore amended by the parties hereto pursuant to their written agreements, the Agreement remains unaltered and in full force and effect. To the extent that any of the terms of this Amendment are inconsistent with any of the terms set forth in the Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 23, 2015.

FRANK’S INTERNATIONAL, LLC

By:	/s/ BRIAN D. BAIRD
Name:	Brian D. Baird
Title:	Vice President, Chief Legal Officer and Secretary

FRANK’S INTERNATIONAL N.V.

By:	/s/ GARY P. LUQUETTE
Name:	Gary P. Luquette
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ D. KEITH MOSING
D. Keith Mosing

ACKNOWLEDGED BY:

BOARD OF SUPERVISORY DIRECTORS FRANK’S INTERNATIONAL N.V.

/s/ SHELDON R. ERIKSON
Name: Sheldon R. Erikson
Title: Chairman, Compensation Committee of Board of Supervisory Directors